UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2007

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2007, due to the untimely death of the Company’s former President and Chief Executive Officer, Harold W. Pote, the Company announced that its Board of Trustees established an interim office of the President comprised of Glenn Blumenthal, Executive Vice President and Chief Operating Officer, Edward J. Matey Jr., Executive Vice President and General Counsel, and David J. Nettina, Executive Vice President and Chief Financial Officer.

Effective November 6, 2007, the Company’s Board of Trustees has dissolved this interim office of the President and appointed David J. Nettina as sole President. Mr. Nettina will report to the board and to Lewis S. Ranieri in his continuing capacity as Chairman of the Board of Trustees. Effective the same date, Glenn Blumenthal and Edward J. Matey Jr. resumed their prior roles of Executive Vice President and Chief Operating Officer and Executive Vice President and General Counsel, respectively. Biographical information on each of these officers is included in the Company's proxy statement filed on April 30, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

November 8, 2007	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel